No. 1                                                               $400,000,000
                                                             CUSIP No. 959425AQ2
                            WESTERN RESOURCES, INC.
                         6.25% Putable/Callable Note
          Due August 15, 2018, Putable/Callable August 15, 2003
Western Resources, Inc. promises to pay to CEDE & CO. or registered assigns the principal sum of FOUR HUNDRED MILLION DOLLARS
on August 15, 2018.
Interest Payment Dates:   February 15 and August 15,
                          commencing February 15, 1999
Record Dates:  February 1 and August 1
Dated:  August 7, 1998

Bankers Trust Company
Transfer Agent
                                                     WESTERN RESOURCES, INC.
                                                     By:
                                                         Name:
                                                         Title:
                                                     By:
                                                         Name:
                                                         Title:

Authenticated:   Bankers Trust Company,
                 Registrar
                 By:
                    Authorized Signature


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                           WESTERN RESOURCES, INC.
                        6.25% Putable/Callable Notes
           Due August 15, 2018, Putable/Callable August 15, 2003
1.       Interest.

                  Western Resources, Inc. ("Company"), a corporation organized and existing under the laws of the State of Kansas, promises to pay interest on the principal amount of the Securities (as defined in Section 4) at the rate per annum described below. The Company will pay interest semi-annually on August 15 and February 15 of each year, commencing February 15, 1999. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 7, 1998. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

                  The Securities will bear interest at the rate of 6.25% per annum from the date of issuance to but excluding August 15, 2003 (the "Coupon Reset Date"). If the Callholder (as defined below) elects to exercise the Call Option (as defined below), the Calculation Agent (as defined below) will reset the interest rate on the Notes effective on the Coupon Reset Date, pursuant to Section 8 below. If the Callholder does not exercise the Call Option or for any reason does not pay the Call Price (as defined below) when due as described below, the Trustee will be required to exercise the Put Option (as defined below), and the Company will be required to repurchase and cancel the Securities and the interest rate on the Securities will not be reset on the Coupon Reset Date.

2.       Method of Payment.

                  The Company will pay interest on the Securities to the persons who are registered Holders of Securities at the close of business on the record date for each interest payment date, except as otherwise provided in the Indenture (as defined in Section 4). The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for the payment of public and private debts. The Company may pay principal and interest by

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                  check payable in such money and it may mail an interest check to a Holder's registered address.

3.       Agents.

                  Initially, Bankers Trust Company, 4 Albany Street, 4th Floor New York, NY 10006, Attention: Corporate Trust and Agency Group -- Manager of Public Utilities, will act as Trustee, Paying Agent, Transfer Agent and Registrar. The Company may change any Paying Agent, Transfer Agent or Registrar without notice or provide for more than one such agent. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4.       Indenture.

                  The Company issued the securities of this series ("Securities") under an Indenture dated as of August 1, 1998 (the "Indenture") between the Company and Bankers Trust Company (the "Trustee"). The terms of the Securities include
                  those  stated  in  the  Indenture  and  in  the   Securities
                  Resolution creating the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa77bbbb) (the "Trust Indenture Act"). All capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the In denture. Security holders are referred to the Inden ture, the Securities Resolution and the Trust Inden ture Act for a statement of such terms.

5.       Call Option.

                  The Company, or any successor or assign (in such capacity, the "Callholder"), has the right to purchase the Securities in whole but not in part on the Coupon Reset Date (the "Call Option"), at a price equal to 100% of the principal amount thereof (the "Call Price"), by giving notice to the Trustee (the "Call Notice"). The Call Notice shall be given to the Trustee, in writing, no later than fifteen calendar days prior to the Coupon Reset Date. In the event the Callholder exercises the Call Option, (a) not later than 2:00 p.m. New York time on the

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                  Business  Day (as  defined  below)  prior to the Coupon  Reset
                  Date,  the   Callholder   shall  deliver  the  Call  Price  in
                  immediately available funds to the Trustee for payment on the Coupon Reset Date (provided, how ever, that if the Company is the assignee of the Call Option, the Company shall so deliver the Call Price in immediately available funds to the Trustee for such payment on or prior to 12:00 noon New York time on the Coupon Reset Date) and (b) the Holders of the Securities shall be required to deliver, and shall be deemed to have delivered, the Securities to the Callholder against payment therefor on the Coupon Reset Date through the facilities of the depositary for the Securities (the "Depositary"). The Company will remain obligated to make payment of accrued and unpaid interest due on the Securities on the Coupon Reset Date, such interest being payable to the Holders of the Securities on the record date for such interest payment date. "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law, executive order or govern mental decree to be closed.

                  If the Callholder elects to exercise the Call Option, the obligation of the Callholder to pay the Call Price is subject to the following conditions precedent: (a) that, since the date of the Call Notice, (i) no Event of Default with respect to the Securities shall have occurred and be continuing; (ii) the Company shall not have determined in its sole discretion that a Market Disruption Event (as defined in Section 9) shall have occurred, and (iii) at least three Dealers (as defined in Section 8) shall have submitted timely Bids (as defined in
                  Section 8) substantially in the manner described in Section 8, and (b) the Company shall have received from counsel to the Company (which counsel may be employee of the Company) on or prior to 2:00 p.m. New York time on the Business Day immediately preceding the Coupon Reset Date an opinion of counsel to the effect that, after giving effect to the Coupon Reset Process (including the establishment of the Coupon Reset Rate as the new interest rate on the Securities), the Securities will be valid and legally binding obligations of the Company.

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                  If the  Callholder  shall fail to pay the Call Price when due, then the Call Option shall immediately terminate and no amount shall be payable to the Holders of the Securities as a result of such termination. No Holder of the Securities or any interest therein will have any rights or claims against the Callholder as a result of the Callholder purchasing or not purchasing the Securities.

                  The Callholder may at any time assign its rights and obligations under the Call Option; provided; however, that (a) it assigns its rights and obligations in whole and not in part and (b) it provides the Trustee and the Company with notice of such assignment contemporaneously with such assignment. Upon receipt of notice of assignment, the Trustee agrees to treat the assignee as Callholder for all purposes hereunder. The Callholder may assign its rights under the Call Option without notice to, or consent of, the Holders of Securities.

6.       Put Option.

                  If the Call Option has not been exercised, or in the event that the Callholder is not required or for any reason does not deliver the Call Price to the Trustee when due, the option (the "Put Option") to put the Securities to the Company shall be automatically exercised for and on behalf of the Holders of the Securities by the Trustee, at a purchase price equal to 100% of the principal amount thereof (the "Put Redemption Price"). By its purchase of any Security, each Holder irrevocably agrees that the Trustee shall automatically exercise the Put Option for, and on behalf of, the Holders as provided herein. If the Put Option is exercised, (a) the Company shall deliver to the Trustee not later than 12:00 noon New York time on the Coupon Reset Date the Put Redemption Price and (b) the holders of Securities shall be required to deliver, and shall be deemed to have delivered, the Securities to the Company against payment therefor on the Coupon Reset Date through the facilities of the Depositary. The Company will re main obligated to make payment of accrued and unpaid interest due on the Securities on the Coupon Reset Date, such interest being payable to the holders of

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                  the  Securities on the record date for such  interest  payment date. No Holder of Securities or any interest therein will have the right to consent or object to the Trustee's duty to exercise the Put Option.

7.       Appointment of Calculation Agent.

                  The Company hereby appoints Warburg Dillon Read LLC, a limited liability company organized under the laws of the State of New York (together with the corporation, if any, into which Warburg Dillon LLC may be merged, converted or consolidated in accordance with Section 10 below, "Warburg Dillon Read") as its calculation agent (in such capacity, the "Calculation Agent"), and the Calculation Agent has accepted such appointment pursuant to the Purchase Agreement dated as of August 4, 1998 between the Company and Warburg Dillon Read, as representative for the several under writers, as the Company's agent for the purposes of calculating the Coupon Reset Rate (as defined in Section 8) in accordance with the procedures set forth in Section 8.

8.       Coupon Reset Process.

                  If the Callholder has exercised the Call Option in accordance with the procedures set forth above, the Company and the Calculation Agent shall complete the following steps in order to determine the interest rate (the "Coupon Reset Rate") to be paid on the Notes from and including such Coupon Reset Date to August 15, 2018 (the "Final Maturity Date"). The Company and the Calculation Agent shall use reason able efforts to cause the actions contemplated below to be completed in as timely a manner as possible.

                  (i) The Company  shall  provide  the Calculation
                      Agent with a list (the "Dealer List"), no later than seven Business Days prior to the Coupon Reset Date, containing the names and addresses of at least five dealers, one of which shall be Warburg Dillon Read, from which it desires the Calculation Agent to obtain the Bids (as defined below) for the purchase of the Notes.

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                  (ii) Within one Business Day following  receipt by
                       the Calculation Agent of the Dealer List, the Calculation Agent shall provide to each dealer
                       ("Dealer") on the Dealer List (a) a copy of the Company's Prospectus dated July 29, 1998 and a copy of the Company's Prospectus Supplement dated August 4, 1998 relating to the Securities, (b) a copy of the form of Securities and (c) a  written  request
                       that   each  such   Dealer   submit  a  Bid  to  the
                       Calculation Agent by 12:00 noon New York City time (the "Bid Dead line") on the third Business Day prior to the Coupon Reset Date (the "Bid Date"). "Bid" shall mean an irrevocable written offer given by a Dealer for the purchase of the Securities settling on the Coupon Reset Date, and shall be quoted by such Dealer as a stated yield to maturity on the Securities ("Yield to Maturity"). Each Dealer shall be provided with (a) the name of the Company,
                       (b) an estimate of the Purchase Price (as defined below) (which shall be stated as a US Dollar amount and be calculated by the Calculation Agent in
                       accordance   with  clause  (iii)  below),   (c)  the
                       principal  amount and maturity of the Securities and
                       (d) the method by which interest will be calculated on the Securities.

                 (iii) The purchase  price to be paid by any Dealer
                       for the Securities (the "Purchase Price") shall be equal to (a) the principal amount of the Securities plus (b) a premium (the "Notes Premium") which shall be equal to the excess, if any, of (i) the discounted present value to the Coupon Reset Date of a bond with a maturity of August 15, 2018 which has an interest rate of 5.44%, semi-annual interest payments on each February 15 and August 15, commencing February 15, 2004, and a principal amount of $400,000,000, and assuming a discount rate equal to the Treasury Rate over (ii) $400,000,000. "Treasury Rate" means the per annum rate equal to the offer side yield to maturity of the current on-the-run 10-year United States Treasury security per Telerate page 500 at 11:00 a.m. New York time on the Bid

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                        Date (or such  other date or time that may be agreed
                        upon by the Company and the Calculation Agent) or, if such rate does not appear on Telerate page 500 at such time, the rates on GovPx End-of-Day Pricing at 3:00 p.m. on the Bid Date.

                 (iv)   Following   receipt   of  the   Bids,   the
                        Calculation Agent shall provide written notice to the Company, setting forth (a) the names of each of the Dealers from whom the Calculation Agent received Bids on the Bid Date, (b) the Bid submitted by each such Dealer and (c) the Purchase Price as determined pursuant to paragraph (iii) above. Except as provided below, the Calculation Agent shall thereafter select from the Bids received the Bid with the lowest Yield to Maturity (the "Selected Bid") and establish the Coupon Reset Rate equal to the interest rate which would amortize the Notes Premium fully over the term of the Securities at the Yield to Maturity indicated by the Selected Bid; provided, however, that if the Calculation Agent has not received a Bid from a Dealer by the Bid Deadline, the Selected Bid shall be the lowest of all Bids received by such time; provided, further, however, that if any two or more of the lowest Bids submitted are equivalent, the Company shall, in its sole discretion, select one or more of such equivalent Bids (and such selected Bid or Bids shall be the Selected Bid).

                    (v) Immediately after calculating the Coupon Reset
                        Rate, the Calculation Agent shall provide written notice to the Company and the Trustee setting forth the Coupon Reset Rate. The Company shall thereafter establish the Coupon Reset Rate as the new interest rate on the Securities, effective from and including the Coupon Reset Date, by delivery to the Trustee on or before the Coupon Reset Date of an Officers' Certificate.

                   (vi) The Callholder  shall sell the Securities to
                        the Dealer or Dealers that made the

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                         Selected Bid at the Purchase Price,  such sale to be
                         settled on the Coupon Reset Date in immediately available funds.

9.Termination of Call Option.

                  Notwithstanding the foregoing, if (a) the Company in its sole discretion determines that, since the date of the Call Notice, a Market Disruption Event shall have occurred, (b) the Calculation Agent determines that, since the date of the Call Notice, (i) an Event of Default with respect to the Securities shall have occurred or (ii) at least three Dealers have failed to provide Bids in a timely manner substantially as provided in Section 8 hereof, or (c) the Company shall not have received from counsel to the Company (which counsel may be an employee of the Company) on or prior to 2:00 p.m. New York time on the business day immediately preceding the Coupon Reset Date an opinion of counsel to the effect that, after giving effect to the Coupon Reset Process (including the establishment of the Coupon Reset Rate as the new interest rate on the Securities), the Securities will be valid and legally binding obligations of the Company, the Call Option will automatically terminate, and the Trustee will exercise the Put Option on be half of the Holders. "Market Disruption Event" shall mean any of the following: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; (b) a general moratorium on commercial banking activities declared by either federal or New York State authorities; (c) any material adverse change in the existing financial, political or economic conditions in the United States of America; (d) an outbreak or escalation of major hostilities involving the United States of America or the declaration of a national emergency or war by the United States of America; or (e) any material disruption of the US government securities market, US corporate bond market, or US federal wire system.

10.Rights and Liabilities of Calculation Agent.

                  The Calculation Agent shall incur no liability for, or in respect of, any action taken, omitted to be

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                  taken or  suffered by it in  reliance  upon any certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication reasonably believed by it to be genuine. Any order, certificate, affidavit, instruction, notice, request, direction, statement or other communication from the Company made or given by it and sent, delivered or directed to the Calculation Agent under, pursuant to, or as permitted by, any provision of the Indenture or the Securities Resolution shall be sufficient for purposes of the Indenture and the terms of the Securities if such communication is in writing and signed by any officer or attorney-in-fact of the Company. The Calculation Agent may consult with counsel satisfactory to it and reasonably satisfactory to the Company and the advice of such counsel shall constitute full and complete authorization and protection of the Calculation Agent with respect to any action taken, omitted to be taken or suffered by it hereunder in good faith and in accordance with and in reliance upon the advice of such counsel.

                  The Calculation Agent and its officers, employees and shareholders may become owners of, or acquire any interests in, the Securities, with the same rights as if the Calculation Agent were not the Calculation Agent. The Calculation Agent may engage in, or have an interest in, any financial or other transaction with the Company or any of its affiliates as if the Calculation Agent were not the Calculation Agent. The Calculation Agent, in its individual capacity, may buy, sell, hold and deal in Securities and may exercise any vote or join in any action which any Holder of Securities may be entitled to exercise or take as if it were not the Calculation Agent.

                  The Calculation Agent shall be obligated only to perform such duties as are specifically set forth herein and no other duties or obligations on the part of the Calculation Agent, in its capacity as such, shall be implied by the Indenture or the terms of the Securities. In acting under the Indenture, the Calculation Agent (in its capacity as such) assumes no obligations towards, or any relationship of agency or trust for or with, the Holders of Securities.

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                  The Company may at any time  appoint a new  Calculation  Agent other than the incumbent Calculation Agent if Reasonable Cause exists at such time by giving writ ten notice to the incumbent Calculation Agent and specifying the date when the termination shall become effective. "Reasonable Cause" shall mean the failure or inability of the incumbent Calculation Agent to perform any obligations it may have hereunder for any reason.

                  In addition, the Company may at any time remove the Calculation Agent (so long as the Callholder is not UBS AG,
                  London Branch) (with or without Reasonable Cause) if the Company so notifies the Calculation Agent in writing 30 days in advance. If the Company removes the Calculation Agent, it shall promptly appoint a successor Calculation Agent.

                  Any successor Calculation Agent appointed by the Company shall execute and deliver to the initial Calculation Agent and to the Company an instrument accepting such appointment and thereupon such successor Calculation Agent shall, without any further act or instrument, become vested with all the rights, immunities, duties and obligations of the predecessor Calculation Agent, with like effect as if originally named as the initial Calculation Agent hereunder, and the predecessor Calculation Agent shall thereupon be obligated to transfer and deliver, and such successor Calculation Agent shall be entitled to receive and accept, copies of any available records maintained by the Calculation Agent in connection with the performance of its obligations hereunder.

                  The Calculation Agent may resign at any time as Calculation Agent, such resignation to be effective ten Business Days after the delivery to the Company and the Trustee of notice of such resignation. In such case, the Company may appoint a successor Calculation Agent.

                  The Company shall indemnify and hold harmless Warburg Dillon Read or any successor Calculation Agent, and their respective officers and employees from and against all actions, claims, damages, liabilities, losses and reasonable expenses (including reasonable

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                  legal fees and reasonable expenses) relating to or arising out of actions or omissions in any capacity hereunder, except actions, claims, damages, liabilities, losses and expenses caused by the bad faith, negligence or willful misconduct of Warburg Dillon Read or any successor Calculation Agent, or their respective officers or employees. This paragraph shall survive the termination of the Indenture and the payment in full of all obligations under the Securities, whether by redemption, repayment or otherwise.

                  Any  corporation  into  which  the  Calculation  Agent  may be
                  merged,  converted  or  consolidated,   or  any  corporation
                  resulting from any merger, conversion or consolidation to which the Calculation Agent may be a party, or any corporation to which the Calculation Agent may sell or otherwise transfer all or substantially all of its business, shall, to the extent permitted by applicable law, become the Calculation Agent with respect to the Securities without the execution of any document or any further act by the parties hereto.

11.Settlement on Exercise of the Put and Call Options.

                  If the Callholder exercises the Call Option, then, on the Coupon Reset Date, all beneficial interests in the Securities shall be transferred to an account at the Depositary designated by the Callholder. The transfers shall be made automatically, without any action on the part of any Holder or beneficial owner, by book-entry through the Depositary. The Callholder shall be obligated to make payment of the Call Price in immediately available funds to the Trustee for credit to the accounts of the participants in the Depositary through which beneficial interests in the Securities are held by 2:00 p.m. New York time on the Business Day prior to the Coupon Reset Date; provided, however, that if the Company is the assignee of the Call Option, the Company shall make payment of the Call Price in immediately available funds by 12:00 noon New York time on the Coupon Reset Date. Each transfer shall be made against the corresponding payment, and each payment will be made against the corresponding transfer, in accordance with applicable

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                  procedures of the Depositary.  If the Callholder  fails to pay the Call Price when due, the Call Option shall be deemed not to have been exercised and the Put Option shall be deemed to have been automatically exercised. In these circumstances, the Company will be obligated to pay the Put Redemption Price for the Securities on the Coupon Reset Date, with settlement occurring as described in the next paragraph. In any event, the Company shall remain obligated to make payment of accrued and unpaid interest due on the Securities on the Coupon Reset Date, such interest being payable to the Holders of the Securities at the close of business on the record date for such interest payment date.

                  If the Call Option is not exercised or the Callholder for any reason does not pay the Call Price when due, and the Put Option is therefore exercised, then, on the Coupon Reset Date, all beneficial interests in the Securities shall be transferred to an account at the Depositary designated by the Company. The transfers shall be made automatically, without any action on the part of any Holder or beneficial owner, by book-entry through the Depositary. The Company shall be obligated to make payment of the Put Redemption Price to the Trustee for credit to the accounts of the participants in the Depositary through which beneficial interests in the Securities are held by 12:00 noon New York time on the Coupon Reset Date. Each transfer shall be made against the corresponding payment, and each payment shall be made against the corresponding transfer, in accordance with applicable procedures of the Depositary. If the Company fails to pay the Put Redemption Price when due, accrued interest from the Coupon Reset Date to the date the payment is made shall be payable as part of the Put Redemption Price. With respect to all the Securities, whether or not purchased pursuant to the Put Option, the Company shall remain obligated to make payment of accrued and unpaid interest due on the Securities on the Coupon Reset Date, such interest being payable to the Holders of the Securities at the close of business on the record date for such interest payment date.

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                  The transactions described above shall be executed through the
                  Depositary  in   accordance   with  the  procedures  of  the
                  Depositary, and the accounts of the respective participants in
                  the   Depositary   shall  be  debited  and  credited  and  the
                  Securities delivered by book-entry as necessary to effect the purchases and sales thereof. The transactions shall settle in immediately available funds through the Depositary.

                  The settlement procedures described above, including those for payment for and delivery of the Securities purchased by the Callholder or the Company on the Coupon Reset Date, may be modified, notwithstanding any contrary terms of the Indenture and the Securities, to the extent required by the Depositary or, if the book entry system is no longer available for the Securities at the relevant time, to the extent required to
                  facilitate   these   transactions   in  the  Securities  in
                  certificated form. In addition, the Callholder and the Company may, notwithstanding any contrary terms of the Indenture and the Securities, modify the settlement procedures referred to above in order to facilitate the settlement process.

12.Denominations, Transfer, Exchange.

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture.

13.Persons Deemed Owners.

                  The registered Holder of a Security may be treated as its owner for all purposes.

14.Amendments and Waivers.

                  Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the Holders of a majority in principal amount of the securities of all series affected by the amendment.

                  Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

                  Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for the assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

15.Restrictive Covenants.

                  The Securities are unsecured general obligations of the Company limited to $400,000,000 in aggregate principal amount. The Indenture does not limit the incurrence of other unsecured or secured debt.

16.    Successors.

                  When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company shall be released from those obligations. Section 5.01 of the Indenture shall apply to the Securities; provided, however, that the Company need not comply with such Section 5.01 in connection with the consummation of the acquisition of Kansas City Power & Light Company and the transactions related thereto, as contemplated by the Agreement and Plan of Merger, dated as of March 18, 1998, among the Company, Kansas Gas and Electric Company, NKC, Inc. and Kansas City Power & Light Company, as amended from and after the date hereof.

17.Defeasance Prior to Redemption or Maturity.

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

18.Defaults and Remedies.

                  An Event of Default includes: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities and such default shall continue for five or more days; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 33-1/3% in principal amount of the Securities may declare the principal of all the Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that with holding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

19.Trustee Dealings with Company.

                  Bankers Trust Company, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

20.No Recourse Against Others.

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

21.Authentication.

                  This Security shall not be valid until authenticated by a manual signature of the Registrar.

22. Abbreviations.

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

                  The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Securities Resolution, which contains the text of this Security in larger type. Requests may be made to: Western Resources, Inc., 818 Kansas Avenue, Topeka, Kansas,
Attention: Corporate Secretary.

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                                ASSIGNMENT  FORM
                To assign this Security, fill in the form below:
                  I or we assign and transfer this Security to

                    :                                        :
                    :                                        :
                 (Insert assignee's soc. sec. or tax I.D. no.)




              (Print or type assignee's name, address and zip code) and irrevocably appoint ____________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:    _______________  Your Signature:

         (Sign exactly as your name appears on the other side of this Security)






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